                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                  FORM 11-K


                    ANNUAL REPORT PURSUANT TO SECTION 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



                     For The Year Ended December 31, 1996


       A. Full title of the plan if different from that of the issuer named below:



                      THE MAY DEPARTMENT STORES COMPANY
                             PROFIT SHARING PLAN



     B. Name of issuer of securities held pursuant to the plan and the address of its principal executive office:


                      THE MAY DEPARTMENT STORES COMPANY
                              611 Olive Street
                            St. Louis, MO  63101


                         Commission File Number 1-79

                        THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


FINANCIAL STATEMENTS AND EXHIBIT

Listed below are all financial statements and exhibit filed as part of this annual report on Form 11-K:

                                                             Page of this
               Financial Statements                           Form 11-K

     Report of Independent Public Accountants                      3

     Financial Statements of the Plan:
       Statement of Net Assets Available for
         Benefits - December 31, 1996                              4
       Statement of Net Assets Available for
         Benefits - December 31, 1995                              7
       Statement of Changes in Net Assets
         Available for Benefits for the Year
         Ended December 31, 1996                                  10

     Notes to Financial Statements -
       December 31, 1996 and 1995                                 12

     Schedule I - Item 27(a): Schedule of Assets
       Held for Investment Purposes -
       December 31, 1996                                          18

     Schedule II - Item 27(d): Schedule of
       Reportable Transactions for the Year
       Ended December 31, 1996                                    22

                      Exhibit

     Consent of Independent Public Accountants                    23


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed by the undersigned, thereunto duly authorized.

                                  THE MAY DEPARTMENT STORES COMPANY
                                  PROFIT SHARING PLAN

                                  By:  The May Department Stores Company

Date:  April 23, 1997             By:            /s/ John L. Dunham
                                                   John L. Dunham
                                       Executive Vice President and Chief
                                       Financial Officer

                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To The May Department Stores Company
Profit Sharing Plan:


We have audited the accompanying statements of net assets available for benefits, including the schedules referred to below, of The May Department Stores Company Profit Sharing Plan as of December 31, 1996 and 1995, and the related statement of changes in net assets available for benefits for the year ended December 31, 1996. These financial statements and schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




ARTHUR ANDERSEN LLP


St. Louis, Missouri,
April 23, 1997

                        THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                 DECEMBER 31, 1996
                      (Thousands, except per unit information)



                                                 Nonparticipant Directed
                                                     Investment Funds
                                             --------------------------------
                                                ESOP Preference
                                             ----------------------    May
                                                           Member     Common
                ASSETS                       Unallocated  Allocated   Stock

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock               $544,377    $178,483   $      -
    Common stock                                     -           -    158,322
  Short-term investments                             -           -        737
  Commingled equity index fund                       -           -          -
  U.S. government securities                         -           -          -
  Fixed income investments                           -           -          -
                                              --------    --------   --------
          Total investments                    544,377     178,483    159,059

OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts              (40,127)     40,127          -
  Dividends and interest receivable                  -           -          4
  Receivable - withholdings of
    member contributions                             -           -          -
  Interfund receivable (payable)                     -        (137)       405
                                              --------    --------   --------
          Total assets                         504,250     218,473    159,468
                                              --------    --------   --------

             LIABILITIES

LIABILITIES:
  Notes payable                                362,557           -          -
  Accrued interest payable                       5,085           -          -
  Net amount payable (receivable)
    for investment security
    transactions and other                           -           -        213
  Amounts payable for
    administrative expenses                          -           -        128
                                              --------    --------   --------
          Total liabilities                    367,642           -        341
                                              --------    --------   --------
NET ASSETS AVAILABLE FOR BENEFITS             $136,608    $218,473   $159,127
                                              ========    ========   ========

NUMBER OF UNITS AT DECEMBER 31, 1996                                    3,420
                                                                     ========

VALUE PER UNIT AT DECEMBER 31, 1996                                  $  46.53
                                                                     ========



                            (Continued on following page)

                        THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                 DECEMBER 31, 1996
                      (Thousands, except per unit information)



                                                 Participant Directed
                                                   Investment Funds
                                          -----------------------------------
                                            May              Common    Fixed
                                           Common    Money    Stock   Income
              ASSETS                       Stock    Market    Index    Index

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock           $      -  $     -  $     -  $     -
    Common stock                           380,739        -        -        -
  Short-term investments                     1,771   50,701      461    1,570
  Commingled equity index fund                   -        -   81,872        -
  U.S. government securities                     -        -        -   26,715
  Fixed income investments                       -        -        -    5,802
                                          --------  -------  -------  -------
          Total investments                382,510   50,701   82,333   34,087

OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts                -        -        -        -
  Dividends and interest receivable              9      234      271      418
  Receivable - withholdings of
    member contributions                       350       70      139       47
  Interfund receivable (payable)               975   (1,034)    (170)     (39)
                                          --------  -------  -------  -------
          Total assets                     383,844   49,971   82,573   34,513
                                          --------  -------  -------  -------

          LIABILITIES

LIABILITIES:
  Notes payable                                  -        -        -        -
  Accrued interest payable                       -        -        -        -
  Net amount payable (receivable)
    for investment security
    transactions and other                     511        -        -      896
  Amounts payable for
    administrative expenses                    307      130      158      107
                                          --------  -------  -------  -------
          Total liabilities                    818      130      158    1,003
                                          --------  -------  -------  -------
NET ASSETS AVAILABLE FOR BENEFITS         $383,026  $49,841  $82,415  $33,510
                                          ========  =======  =======  =======

NUMBER OF UNITS AT DECEMBER 31, 1996         8,232   32,234   26,571   18,858
                                          ========  =======  =======  =======

VALUE PER UNIT AT DECEMBER 31, 1996         $46.53    $1.55    $3.10    $1.78
                                            ======    =====    =====    =====



                            (Continued on following page)

                        THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                 DECEMBER 31, 1996
                     (Thousands, except per unit information)



                                                     Distribution
              ASSETS                                   Account       Total

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock                         $    -     $  722,860
    Common stock                                             -        539,061
  Short-term investments                                 2,602         57,842
  Commingled equity index fund                               -         81,872
  U.S. government securities                                 -         26,715
  Fixed income investments                                   -          5,802
                                                        ------     ----------
          Total investments                              2,602      1,434,152

OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts                            -              -
  Dividends and interest receivable                          -            936
  Receivable - withholdings of
    member contributions                                     -            606
  Interfund receivable (payable)                             -              -
                                                        ------     ----------
          Total assets                                   2,602      1,435,694
                                                        ------     ----------

           LIABILITIES

LIABILITIES:
  Notes payable                                              -        362,557
  Accrued interest payable                                   -          5,085
  Net amount payable (receivable)
    for investment security
    transactions and other                               2,602          4,222
  Amounts payable for
    administrative expenses                                  -            830
                                                        ------     ----------
          Total liabilities                              2,602        372,694
                                                        ------     ----------
NET ASSETS AVAILABLE FOR BENEFITS                       $    -     $1,063,000
                                                        ======     ==========



            The accompanying notes are an integral part of this statement.

                          THE MAY DEPARTMENT STORES COMPANY

                                  PROFIT SHARING PLAN


                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                   DECEMBER 31, 1995
                        (Thousands, except per unit information)



                                                 Nonparticipant Directed
                                                     Investment Funds
                                             --------------------------------
                                                ESOP Preference
                                             ----------------------    May
                                                           Member     Common
               ASSETS                        Unallocated  Allocated   Stock

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock               $485,970    $138,402   $      -
    Common stock                                     -           -    145,141
  Short-term investments                             -           -      1,053
  Commingled equity index fund                       -           -          -
  U.S. government securities                         -           -          -
  Fixed income investments                           -           -          -
                                              --------    --------   --------
          Total investments                    485,970     138,402    146,194

OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts              (29,770)     29,770          -
  Dividends and interest receivable                  -           -          5
  Receivable - withholdings of member
    contributions                                    -           -          -
  Interfund receivable (payable)                     -        (144)    (1,062)
                                              --------    --------   --------
          Total assets                         456,200     168,028    145,137
                                              --------    --------   --------
             LIABILITIES

LIABILITIES:
  Notes payable                                378,031           -          -
  Accrued interest payable                       5,300           -          -
  Net amount payable (receivable) for
    investment securities transactions
    and other                                        -           -          -
  Amounts payable for administrative
    expenses                                         -           -        135
                                              --------    --------   --------
          Total liabilities                    383,331           -        135
                                              --------    --------   --------
NET ASSETS AVAILABLE FOR BENEFITS             $ 72,869    $168,028   $145,002
                                              ========    ========   ========

NUMBER OF UNITS AT DECEMBER 31, 1995                                    3,847
                                                                     ========

VALUE PER UNIT AT DECEMBER 31, 1995                                  $  37.69
                                                                     ========



                                     (Continued on following page)

                          THE MAY DEPARTMENT STORES COMPANY

                                  PROFIT SHARING PLAN


                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                   DECEMBER 31, 1995
                        (Thousands, except per unit information)



                                                 Participant Directed
                                                   Investment Funds
                                          -----------------------------------
                                            May              Common    Fixed
                                           Common    Money    Stock   Income
              ASSETS                       Stock    Market    Index    Index

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock           $      -  $     -  $     -  $     -
    Common stock                           339,470        -        -        -
  Short-term investments                     2,462   56,132      515      771
  Commingled equity index fund                   -        -   71,097        -
  U.S. government securities                     -        -        -   32,711
  Fixed income investments                       -        -        -    5,746
                                          --------  -------  -------  -------
          Total investments                341,932   56,132   71,612   39,228

OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts                -        -        -        -
  Dividends and interest receivable             11      280      130      568
  Receivable - withholdings of
    member contributions                        83       59       11       20
  Interfund receivable (payable)            (2,486)   1,068    1,939      685
                                          --------  -------  -------  -------
          Total assets                     339,540   57,539   73,692   40,501
                                          --------  -------  -------  -------

          LIABILITIES

LIABILITIES:
  Notes payable                                  -        -        -        -
  Accrued interest payable                       -        -        -        -
  Net amount payable (receivable) for
    investment securities transactions
    and other                                    -        -        -     (194)
  Amounts payable for
    administrative expenses                    316      168      179      137
                                          --------  -------  -------  -------
          Total liabilities                    316      168      179      (57)
                                          --------  -------  -------  -------
NET ASSETS AVAILABLE FOR BENEFITS         $339,224  $57,371  $73,513  $40,558
                                          ========  =======  =======  =======

NUMBER OF UNITS AT DECEMBER 31, 1995         9,001   38,813   28,985   23,362
                                          ========  =======  =======  =======

VALUE PER UNIT AT DECEMBER 31, 1995         $37.69    $1.48    $2.54    $1.74
                                            ======    =====    =====    =====



                                     (Continued on following page)

                          THE MAY DEPARTMENT STORES COMPANY

                                  PROFIT SHARING PLAN


                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                   DECEMBER 31, 1995
                                 (Thousands, except per unit information)




                                                     Distribution
              ASSETS                                   Account       Total

INVESTMENTS, at fair value:
  The May Department Stores Company-
    Convertible preferred stock                         $    -     $  624,372
    Common stock                                             -        484,611
  Short-term investments                                 1,660         62,593
  Commingled equity index fund                               -         71,097
  U.S. government securities                                 -         32,711
  Fixed income investments                                   -          5,746
                                                        ------     ----------
          Total investments                              1,660      1,281,130

OTHER ASSETS:
  Receivable (payable) for
    allocation to member accounts                            -              -
  Dividends and interest receivable                          -            994
  Receivable - withholdings of
    member contributions                                     -            173
  Interfund receivable (payable)                             -              -
                                                        ------     ----------
          Total assets                                   1,660      1,282,297
                                                        ------     ----------

           LIABILITIES

LIABILITIES:
  Notes payable                                              -        378,031
  Accrued interest payable                                   -          5,300
  Net amount payable (receivable)
    for investment securities
    transactions and other                               1,660          1,466
  Amounts payable for
    administrative expenses                                  -            935
                                                        ------     ----------
          Total liabilities                              1,660        385,732
                                                        ------     ----------
NET ASSETS AVAILABLE FOR BENEFITS                       $    -     $  896,565
                                                        ======     ==========



            The accompanying notes are an integral part of this statement.

                        THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                        FOR THE YEAR ENDED DECEMBER 31, 1996
                                     (Thousands)



                                                 Nonparticipant Directed
                                                     Investment Funds
                                             --------------------------------
                                                ESOP Preference
                                             ----------------------    May
                                                           Member     Common
                                             Unallocated  Allocated   Stock
NET APPRECIATION (DEPRECIATION) IN FAIR
  VALUE OF INVESTMENTS                        $ 94,043    $ 41,736   $ 29,085
                                              --------    --------   --------
INVESTMENT INCOME:
  Dividends                                     20,731       5,742      3,899
  Interest                                           -           -         53
                                              --------    --------   --------
                                                20,731       5,742      3,952
                                              --------    --------   --------
CONTRIBUTIONS:
  Member                                             -           -          -
  Employer allocation                          (40,251)     40,251          -
  Employer ESOP contribution                    20,156           -          -
  Member interfund transfers                         -      (1,005)      (741)
  Forfeiture reallocation                            -           -        (10)
                                              --------    --------   --------
                                               (20,095)     39,246       (751)
                                              --------    --------   --------
DEDUCTIONS:
  Member terminations and
    withdrawals                                      -      15,998     17,607
  Interest expense                              30,940           -          -
  Transfer to plan of divested subsidiary            -      20,281          -
  Administrative expenses                            -           -        554
                                              --------    --------   --------
                                                30,940      36,279     18,161
                                              --------    --------   --------
INCREASE (DECREASE) IN NET ASSETS
  AVAILABLE FOR BENEFITS                        63,739      50,445     14,125

NET ASSETS AVAILABLE FOR BENEFITS AT
  DECEMBER 31, 1995                             72,869     168,028    145,002
                                              --------    --------   --------
NET ASSETS AVAILABLE FOR BENEFITS AT
  DECEMBER 31, 1996                           $136,608    $218,473   $159,127
                                              ========    ========   ========



                            (Continued on following page)

                        THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                        FOR THE YEAR ENDED DECEMBER 31, 1996
                                     (Thousands)



                                     Participant Directed
                                       Investment Funds
                              -----------------------------------
                                May              Common    Fixed
                               Common    Money    Stock   Income
                               Stock    Market    Index    Index     Total
NET APPRECIATION
  (DEPRECIATION) IN FAIR
  VALUE OF INVESTMENTS        $ 69,943  $     -  $13,712  $(1,013) $  247,506
                              --------  -------  -------  -------  ----------
INVESTMENT INCOME:
  Dividends                      9,375        -    1,649        -      41,396
  Interest                         128    2,752       51    2,097       5,081
                              --------  -------  -------  -------  ----------
                                 9,503    2,752    1,700    2,097      46,477
                              --------  -------  -------  -------  ----------
CONTRIBUTIONS:
  Member                        41,439    7,359   13,005    5,816      67,619
  Employer allocation                -        -        -        -           -
  Employer ESOP contribution         -        -        -        -      20,156
  Member interfund transfers   (11,306)   6,854    5,513      685           -
  Forfeiture reallocation          (23)      29        1        3           -
                              --------  -------  -------  -------  ----------
                                30,110   14,242   18,519    6,504      87,775
                              --------  -------  -------  -------  ----------
DEDUCTIONS:
  Member terminations and
    withdrawals                 42,343   13,421   10,538    6,230     106,137
  Interest expense                   -        -        -        -      30,940
  Transfer to plan of
    divested subsidiary         22,079   10,544   13,855    7,969      74,728
  Administrative expenses        1,332      559      636      437       3,518
                              --------  -------  -------  -------  ----------
                                65,754   24,524   25,029   14,636     215,323
                              --------  -------  -------  -------  ----------
INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR
  BENEFITS                      43,802   (7,530)   8,902   (7,048)    166,435

NET ASSETS AVAILABLE FOR
  BENEFITS AT DECEMBER 31,
  1995                         339,224   57,371   73,513   40,558     896,565
                              --------  -------  -------  -------  ----------
NET ASSETS AVAILABLE FOR
  BENEFITS AT DECEMBER 31,
  1996                        $383,026  $49,841  $82,415  $33,510  $1,063,000
                              ========  =======  =======  =======  ==========



            The accompanying notes are an integral part of this statement.

                        THE MAY DEPARTMENT STORES COMPANY

                                PROFIT SHARING PLAN


                           NOTES TO FINANCIAL STATEMENTS

                            DECEMBER 31, 1996 AND 1995


1. DESCRIPTION OF THE PLAN:

The following description of The May Department Stores Company Profit Sharing Plan (the "Plan") is provided for financial statement purposes only. Members should refer to the Plan document and the Summary Plan Description dated
May 1996, with updates, for more complete information.

General

The Plan is a defined contribution profit sharing plan. The Plan covers eligible associates of The May Department Stores Company, a Delaware corporation ("May"), and its subsidiaries and affiliates who are members of The May Department Stores Company Retirement Plan. Participation is voluntary.

Contributions

Plan members may contribute 1% to 15% of their annual pay. Contributions may be made prior to federal and certain other income taxes pursuant to
Section 401(k) of the Internal Revenue Code.

The employer allocation is variable and discretionary. Generally, the employer allocation for each Plan year is determined by multiplying a base matching rate times members' basic contributions (generally, contributions up to 5% of pay each paycheck), reduced by forfeitures, one-third of annual dividends with respect to the Employee Stock Ownership Plan ("ESOP") Preference Shares, as defined, administrative expenses and excess ESOP allocations from prior Plan years (to the extent such amounts have not been previously used to reduce employer allocations for earlier Plan years).

The base matching rate is determined as follows: In the event May has earnings per share ("EPS") of its common stock for its most recent fiscal year ("current year") resulting in a 6.0% increase over the EPS for the fiscal year immediately preceding the current year, the base matching rate will be 50%. For each percentage point increase over 6.0% or decrease below 6.0%, there is a 1.25 percentage point increase in or decrease from the 50% base matching rate.

ESOP Preference Shares allocated to associates' accounts through application of the base matching rate formula are allocated at their original cost to the Plan of $22.51 per common share equivalent ($24.74 per common share equivalent before the Payless ShoeSource, Inc. "spin-off" in May 1996). Because the ESOP Preference Shares are convertible into May common stock, the ESOP Preference Shares are worth more than original cost when the market value of May common stock is higher than the original cost. This market value of the employer allocation (including supplemental contributions, if any), divided by associates' matchable contributions, is the effective matching rate.

If the effective matching rate for a Plan year exceeds 100%, only ESOP Preference Shares will be used for the employer allocation and no May common shares will be contributed as a supplemental contribution. The effective matching rate will also be limited to 2.5 times the base matching rate. The base matching rate formula may be adjusted at any time for unusual events including discontinued operations, accounting changes, or items of extraordinary gain or loss.

Investments

Members' contributions may be invested in any of four investment funds:

      May Common Stock Fund - For investment of contributions in May common stock.

      Money Market Fund - For investment of contributions in short-term (less than one year) obligations of high-quality issuers including banks, corporations, municipalities, the U.S. Treasury and other federal agencies.

      Common Stock Index Fund - For investment of contributions in a fund comprised proportionately of all the common stock of corporations that make up the Standard & Poor's 500 Composite Stock Price Index. Investment mix is determined based on the relative market size of the 500 corporations, with larger corporations making up a higher proportion of the fund than smaller corporations. This index represents the composite performance of the 500 major stocks in the United States.

      Fixed Income Index Fund - For investment of contributions in corporate, U.S. Government, federal agency and certain foreign government securities that make up the Lehman Intermediate Government/Corporate Bond Index. The securities that comprise this index have maturities ranging from one to 10 years, with an average of four years. (The Lehman Intermediate Government/Corporate Bond Index represents the composite performance of intermediate-term, fixed income securities.)

At December 31, 1996, the nonparticipant directed May Common Stock and ESOP Member Allocated Funds include approximately $59,673,000 and $47,190,000, respectively, attributable to participants over the age of 55. These amounts can be transferred to other funds at the discretion of the participants.

Employer allocations and supplemental contributions are invested in the ESOP Preference Fund and the May Common Stock Fund, respectively. The employer allocation to the Plan for the year ended December 31, 1996, will be made in May 1997 and will be in the form of 38,106 ESOP Preference Shares.

ESOP Feature

In 1989, the Plan was amended and restated to add an ESOP feature and acquired 788,955 shares of convertible preferred stock of May (the "ESOP Preference Shares"). Each ESOP Preference Share costs $507, has a guaranteed minimum value of $507 and was previously convertible into 20.49031 shares of May common stock. Effective May 4, 1996, in connection with May's spin-off of Payless ShoeSource, Inc., the conversion rate was adjusted to 22.52498 shares of May common stock. The acquisition of the ESOP Preference Shares was financed with the proceeds of a private placement to a group of institutional investors of an aggregate $400 million principal amount (the "ESOP Loans") (see Note 4).

The ESOP Loans are guaranteed by The May Department Stores Company, a New York corporation. The excess of the value of the unallocated ESOP Preference Shares over the principal amount of guaranteed ESOP Loans and accrued interest payable is reflected as Net Assets Available for Benefits in the Statement of Net Assets Available for Benefits as of December 31, 1996 and 1995.

The ESOP Loans are repaid by the Plan from the following sources in the following order: (a) dividends from May on ESOP Preference Shares previously allocated to members; (b) dividends from May on unallocated ESOP Preference Shares; and (c) contributions by May. During the term of the ESOP Loans, the ESOP Preference Shares which have not been allocated to members' company accounts serve as collateral for the ESOP Loans.

ESOP Preference Shares are initially held by the Plan in an Unallocated account. As ESOP Loans are repaid, ESOP Preference Shares are released to a suspense account pending release to the members' company accounts in satisfaction of the employer allocation.

If the guaranteed minimum value of the ESOP Preference Shares allocated to members' company accounts as a result of the ESOP Loan payments (principal and interest) for a year is less than the employer allocation, then May may make "supplemental" contributions to the Plan to make up the difference, subject to the 100% effective matching rate limitations described in Note 1.
Supplemental contributions can be made in either shares of May common stock or cash.

If the guaranteed minimum value of the ESOP Preference Shares released for allocation to members' company accounts as a result of the ESOP Loan payments is greater than the required employer allocation, any "excess" would be applied to satisfy required employer allocations in future Plan years.

Vesting

The method of calculating vesting service is the elapsed time approach. Elapsed time is measured by calculating the time which has elapsed between the member's hire date and retirement date/termination date (excluding certain break-in-service periods). Generally, Plan members are vested in company accounts in accordance with the following schedule:

          Years of Vesting                  Vesting
               Service                     Percentage

          Less than 3 years                     0%
          3 years                              20%
          4 years                              40%
          5 years                              60%
          6 years                              80%
          7 years or more                     100%

Plan members are always fully vested in the value of their member accounts.

Payment of Benefits

Amounts in a member's account and the vested portion of a member's company account may be distributed upon retirement, death, disability or termination of employment. Distributions from the May Common Stock Fund and ESOP Preference Fund are made in shares of May common stock if the combined distribution exceeds 100 shares. All other distributions are generally made in cash. Transfers are made from the investment funds to the Distribution account to fund the Plan's cash distributions.

Administration of Plan

The Plan is administered by a Committee consisting of at least five persons appointed by May. An Administrative Subcommittee has the general responsibility for administration of the Plan and an Investment Subcommittee establishes and monitors investment policies and activities. The assets of the Plan are held in a trust for which The Bank of New York is the Trustee.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Investments

Except for the ESOP Preference Fund, the Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information.

Each ESOP Preference Share is valued at the greater of (a) the guaranteed minimum value (original cost) of $507 per share or (b) a conversion value equal to the market price of May common stock multiplied by the conversion rate for each ESOP Preference Share. As of December 31, 1996 and 1995, the ESOP Preference Shares were valued at their conversion values of $1,053.04 and $863.15, respectively.

Federal Income Taxes

The Trust established under the Plan to hold the Plan's assets is qualified pursuant to Section 401(a), 401(k) and 4975(e)(7) of the Internal Revenue Code and accordingly, the Trust's net investment income is exempt from income taxes. The Plan has received a favorable tax determination letter in prior years, and the Company believes that the Plan continues to qualify and operate in accordance with the Internal Revenue Code.

Employer allocations and contributions, member before-tax contributions and the income of the Plan are not taxable to the members until distributions or withdrawals are made.

Administrative Expenses

All administrative expenses (including the allocable portion of expenses for data processing services, and salaries and benefits of employees providing services to the Plan) are paid by the Plan. Prior to 1996, May provided the salaries and related benefits of associates who administer the Plan.

Monthly Valuation of the Trust

The unit value of each investment fund is determined by dividing the month-end market value of the particular investment fund by the total number of units outstanding at month-end in all member accounts in such investment fund. As of each succeeding monthly valuation date, the unit value of each fund is redetermined and account balances in each fund are adjusted as follows:

      (a) All payments made from an account (except for the ESOP Preference
          Fund) are valued based on the unit value at the month-end valuation date. Payments from the ESOP Preference Fund are valued at the greater of the guaranteed minimum value (plus accrued dividends) or conversion value, as of the distribution date.

      (b) With respect to any dollar amount contributed during the month (except for the ESOP Preference Fund), an equivalent number of additional units are credited to the appropriate accounts in such investment fund based on the unit value at the month-end valuation date. Allocations of ESOP Preference Shares are valued at the greater of the guaranteed minimum value (plus accrued dividends) or conversion value, as of the distribution date.

      (c) In the event that a member's employment is terminated and a portion of such member's company account has been forfeited, the forfeited units or ESOP Preference Shares shall be canceled as of the last day of the Plan year. The dollar amount of such forfeited units or ESOP Preference Shares is reallocated among the remaining members of the Plan as of the last day of the Plan year in the same manner as the employer allocation for such year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and the reported amounts of additions to and deductions from net assets available for benefits during the year. Actual results could differ from those estimates.

3. INVESTMENTS:

The fair market value of the Plan's investments that represent 5% or more of the Plan's Net Assets Available for Benefits as of December 31, 1996 and 1995, are as follows (dollars in thousands):

                               December 31, 1996       December 31, 1995
                             ----------------------  ----------------------
                             Number of               Number of
                             Shares or               Shares or
                             Principal      Fair     Principal      Fair
                               Amount      Value       Amount      Value
     The May Department
       Stores Company 7.5%
       ESOP Preference
       Stock:
         Unallocated            516,956  $  544,377     563,016  $  485,970
         Member allocated       169,492     178,483     160,344     138,402
                             ----------  ----------  ----------  ----------
                                686,448     722,860     723,360     624,372
                             ==========              ==========
     The May Department
       Stores Company
       Common Stock          11,530,716     539,061  11,504,123     484,611

     The Bank of New
       York Short-Term
       Investment Fund -
       Master Notes             $57,842      57,842     $62,593      62,593

     Chase Investors
       Commingled Equity
       Index fund               112,782      81,872     117,694      71,097
                                         ----------              ----------
               Total                     $1,401,635              $1,242,673
                                         ==========              ==========

4. NOTES PAYABLE:

Notes payable as of December 31 consisted of the following (in thousands):

                                                     1996      1995
     ESOP Notes Payable:
       Series A, 8.32%, due April 30, 2001         $158,593  $174,067
       Series B, 8.49%, due April 30, 2004          203,964   203,964
                                                   --------  --------
                                                   $362,557  $378,031
                                                   ========  ========

The scheduled principal payments for the Series A ESOP Note for the next five years are as follows: 1997 - $20,228,000; 1998 - $25,385,000; 1999 -
$31,118,000; 2000 - $37,354,000; and 2001 - $44,508,000.  Principal payments on the Series B ESOP Note begin in 2002. As of December 31, 1996 and 1995, the total fair value of the ESOP Notes was approximately $430,341,000 and $468,290,000, respectively.

5. RECONCILIATION TO FORM 5500:

As of December 31, 1996 and 1995, the Plan had approximately $13,523,000 and $16,340,000, respectively, of pending distributions to participants. These amounts are included in Net Assets Available for Benefits. For reporting on the Plan's Form 5500 Annual Report, these amounts will be classified as Benefit Claims Payable with a corresponding reduction in Net Assets Available for Benefits. The following table reconciles the financial statements to the Form 5500 which will be filed by the Plan for the Plan year ended December 31, 1996 (thousands):

                                                                  Net Assets
                                            Benefits              Available
                                           Payable to   Benefits     for
                                          Participants    Paid     Benefits

     Per financial statements               $     -     $106,137  $1,063,000
     Pending benefit distributions -
       December 31, 1996                     13,523       13,523     (13,523)
     Pending benefit distributions -
       December 31, 1995                          -      (16,340)          -
                                            -------     --------  ----------
               Per Form 5500                $13,523     $103,320  $1,049,477
                                            =======     ========  ==========

6. DISTRIBUTION OF ASSETS UPON TERMINATION OF THE PLAN:

May reserves the right to terminate the Plan, in whole or in part, at any time. If an employer shall cease to be a participating employer in the Plan, the accounts of the members of the withdrawing employer shall be revalued as if such withdrawal date were a valuation date. The Plan Committee is then to direct the Trustee either to distribute the accounts of the members of the withdrawing employer as of the date of such withdrawal on the same basis as if the Plan had been terminated, or to deposit in a trust established by the withdrawing employer, pursuant to a plan substantially similar to the Plan, assets equal in value to the assets allocable to the accounts of the members of the withdrawing employer.

If the Plan is terminated at any time or contributions are completely discontinued and May determines that the Trust shall be terminated, the members' company accounts shall become fully vested and nonforfeitable, all accounts shall be revalued as if the termination date were a valuation date and such accounts shall be distributed to members.

If the Plan is terminated or contributions completely discontinued but May determines that the Trust shall be continued pursuant to the terms of the Trust agreement, no further contributions shall be made by members or the employer and the members' company accounts shall become fully vested, but the Trust shall be administered as though the Plan were otherwise in effect.

7. TRANSFER OF PLAN ASSETS - PAYLESS SHOESOURCE, INC.:

On May 4, 1996, May completed the "spin-off" of Payless ShoeSource, Inc. ("Payless"). A separate defined contribution profit sharing plan for Payless was established April 1, 1996, and an asset transfer of Payless associate accounts was made from the Plan to the Payless Plan in April 1996. The amount of the asset transfer was approximately $74,728,000.

                                                                 SCHEDULE I





                       THE MAY DEPARTMENT STORES COMPANY

                              PROFIT SHARING PLAN

                            EMPLOYER #:  43-1104396

                                  PLAN #:  003

          ITEM 27(a):  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1996

                                                 (c)
                                              Number of
                                              Shares or                (e)
                      (b)                     Principal     (d)        Fair
(a)            Identity of Issue               Amount       Cost      Value
                                                              (Thousands)

    ESOP PREFERENCE FUND

 *  The May Department Stores Company 7.5%
      ESOP Preference Stock:
        Unallocated                              516,956  $262,097  $  544,377
        Member allocated                         169,492    85,932     178,483
                                                          --------  ----------
              ESOP Preference Fund Total                  $348,029  $  722,860
                                                          ========  ==========
    MAY COMMON STOCK FUND

 *  The May Department Stores Company
      Common Stock                            11,530,716  $255,650  $  539,061
 *  The Bank of New York Short-Term
      Investment Fund- Master Notes          $ 2,507,648     2,508       2,508
                                                          --------  ----------
              May Common Stock Fund Total                 $258,158  $  541,569
                                                          ========  ==========
    MONEY MARKET FUND

 *  The Bank of New York Short-Term
      Investment Fund- Master Notes          $50,700,898  $ 50,701  $   50,701
                                                          ========  ==========
    COMMON STOCK INDEX FUND

    Chase Investors Commingled Equity
      Index Fund                                 112,782  $ 49,666  $   81,872
 *  The Bank of New York Short-Term
      Investment Fund- Master Notes          $   461,359       461         461
                                                          --------  ----------
              Common Stock Index Fund Total               $ 50,127  $   82,333
                                                          ========  ==========
    FIXED INCOME INDEX FUND

 *  The Bank of New York Short-Term
      Investment Fund- Master Notes          $ 1,569,823  $  1,570  $    1,570
                                                          --------  ----------




 *  Also a party-in-interest.

                                                                 SCHEDULE I
                                                                 (Continued)




                                                 (c)                   (e)
                      (b)                     Principal      (d)       Fair
(a)            Identity of Issue               Amount       Cost      Value
                                                              (Thousands)

    FIXED INCOME INDEX FUND (Continued)

    U.S. Government Securities
    U.S. Treasury Notes:
      5.625%, due 8/31/97                    $   300,000  $    300  $      300
      5.125%, due 6/30/98                    $ 3,200,000     3,127       3,171
      5.125%, due 12/31/98                   $ 2,300,000     2,241       2,268
      7.875%, due 11/15/04                   $   700,000       782         764
      13.75%, due 8/15/04                    $   525,000       810         756
        5.5%, due 4/15/00                    $ 2,300,000     2,178       2,259
       6.75%, due 6/30/99                    $ 4,500,000     4,544       4,579
        5.0%, due 1/31/98                    $ 1,500,000     1,490       1,489
       7.75%, due 1/31/00                    $   400,000       411         419
      5.875%, due 2/15/04                    $ 1,500,000     1,425       1,460
       5.25%, due 1/31/01                    $ 1,750,000     1,744       1,694
      6.875%, due 5/15/06                    $ 1,400,000     1,436       1,443
        6.5%, due 5/31/01                    $   900,000       895         910
      6.375%, due 8/15/02                    $ 1,200,000     1,207       1,208
       8.75%, due 8/15/00                    $   700,000       829         759
                                                          --------  ----------
              Total U.S. treasury notes                     23,419      23,479
                                                          --------  ----------
    U.S. Government Agency Securities:
      Federal Home Loan Bank Consumer Bonds-
        6.12%, due 1/24/01                   $   250,000       251         246
      Federal Home Loan Mortgage Corporation-
        6.22%, due 3/24/03                   $   200,000       182         197
        6.81%, due 6/4/99                    $   200,000       199         201
      Federal National Mortgage Association
        Securities-
          8.35%, due 11/10/99                $   325,000       333         344
        Debentures-
          9.55%, due 12/10/97                $   320,000       326         331
          7.65%, due 3/10/05                 $   160,000       163         170
        Medium Term Notes-
          6.41%, due 3/8/06                  $   400,000       402         392
          6.69%, due 8/7/01                  $   400,000       402         405
      International Bank for Recon & Dev BD-
        5.875%, due 7/16/97                  $   300,000       302         301
      Tennessee Valley Authority, Power
        Bond 1992 Series F, 6.875%,
        due 8/1/02                           $   250,000       259         250
      SLMA Medium Term Notes-
        6.58%, due 1/2/02                    $   400,000       399         399
                                                          --------  ----------
              Total U.S. government agency
                securities                                   3,218       3,236
                                                          --------  ----------
              Total U.S. government
                securities                                  26,637      26,715
                                                          --------  ----------

                                                                 SCHEDULE I
                                                                 (Continued)




                                                 (c)                   (e)
                      (b)                     Principal      (d)       Fair
(a)            Identity of Issue               Amount       Cost      Value
                                                              (Thousands)

    FIXED INCOME INDEX FUND (Continued)

    Fixed Income Investments
    Bank Corporate Bonds:
      Bank America Corporation, 7.75%, due
        7/15/02                              $   300,000  $    306  $      314
      Republic NY Corporation, 7.25%, due
        7/15/02                              $   100,000        98         103
      NCNB Corporation, 9.125%, due
        10/15/01                             $   268,000       306         294
                                                          --------  ----------
              Total bank corporate bonds                       710         711
                                                          --------  ----------
    Finance and Insurance Corporate Bonds:
      American Express Company, 8.5%, due
        8/15/01                              $   200,000       201         215
      Commercial Credit Corporation, 8.125%,
        due 3/1/97                           $   200,000       179         201
      Ford Motor Credit Co., 6.25%, due
        2/26/98                              $   400,000       405         401
      ABN-AMRO Bank, 6.625%, due 10/31/01    $   300,000       300         300
      General Electric Capital Corporation,
        8.85%, due 4/1/05                    $   300,000       364         337
      Grace W R T Company, 8.00%, due
        8/15/04                              $   500,000       519         529
      Simon Debartolo Group, 6.875%, due
        11/15/06                             $   500,000       498         487
      Travelers/Aetna Property Casualty
        Corporation, 6.75%, due 4/15/01      $   300,000       301         301
                                                          --------  ----------
              Total finance and insurance
                corporate bonds                              2,767       2,771
                                                          --------  ----------
    Industrial Corporate Bonds:
      Coca Cola Company, 7.875%, due 9/15/98 $   200,000       203         206
      Eli Lilly & Co., 8.125%, due 12/1/01   $   200,000       199         213
      General Motors Corporation, 7.10%,
        due 3/15/06                          $   300,000       303         302
      Philip Morris Companies, Inc., 8,625%
        due 3/1/99                           $   250,000       248         260
      Lockheed Martin Corporation, 6.85%,
        due 5/15/01                          $   400,000       400         403
                                                          --------  ----------
              Total industrial corporate
                bonds                                        1,353       1,384
                                                          --------  ----------
    Oil Corporate Bond:
      Tenneco Inc., 7.875%, due 10/1/02      $   250,000       248         263
                                                          --------  ----------
    Utilities Corporate Bonds:
      Duke Power Company, 1st and Refunding
        Mortgage Note, 7%, due 6/1/00        $   195,000       203         198
                                                          --------  ----------

                                                                 SCHEDULE I
                                                                 (Continued)




                                                 (c)                   (e)
                      (b)                     Principal      (d)       Fair
(a)            Identity of Issue               Amount       Cost      Value
                                                              (Thousands)

    FIXED INCOME INDEX FUND (Continued)

    Foreign Obligations:
      Finland Rep NT, 7.875%, due 7/28/04    $   150,000       150         162
      Hydro-Quebec Debenture, Series IF,
        7.375%, due 2/1/03                   $   150,000       161         154
      Province of Ontario, Canada
        Debenture, 8%, due 10/17/01          $   150,000       149         159

                                                          --------  ----------
              Total foreign obligations                        460         475
                                                          --------  ----------
              Total fixed income investments                 5,741       5,802
                                                          --------  ----------
              Fixed Income Index Fund Total               $ 33,948  $   34,087
                                                          ========  ==========
    DISTRIBUTION ACCOUNT

 *  The Bank of New York Short-Term
      Investment Fund- Master Notes          $ 2,602,126  $  2,602  $    2,602
                                                          ========  ==========
    TOTAL ASSETS HELD FOR INVESTMENT
      PURPOSES AT DECEMBER 31, 1996                       $743,565  $1,434,152
                                                          ========  ==========
































*  Also a party-in-interest.

                                                                 SCHEDULE II











                        THE MAY DEPARTMENT STORES COMPANY

                               PROFIT SHARING PLAN


                 ITEM 27(d):  SCHEDULE OF REPORTABLE TRANSACTIONS

                       FOR THE YEAR ENDED DECEMBER 31, 1996
                    (Thousands, except number of transactions)



                            Purchases                     Sales
                         ----------------  -----------------------------------
                         No. of            No. of             Sales    Gain or
                         Trans.    Cost    Trans.    Cost     Price    (Loss)
The Bank of New York
  Short-Term Investment
  Fund-Master Notes (1)   414    $134,559   241    $140,252  $140,252  $     -
The May Department
  Stores Company
  Common Stock (1) (2)     67      80,241    51      34,701    76,853   42,152
Payless ShoeSource, Inc.
  Common Stock (1)          -           -    30      20,723    47,964   27,241
                                 --------          --------  --------  -------
                                 $214,800          $195,676  $265,069  $69,393
                                 ========          ========  ========  =======












(1) Also a party-in-interest.
(2) Includes conversion of ESOP Preference Shares.

                                                             EXHIBIT






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report on The May Department Stores Company Profit Sharing Plan financial statements included in this Form 11-K, into the Company's previously filed Registration Statements on Form S-8 Files No. 33-26016, 33-38104, 33-51849 and 333-00957.



ARTHUR ANDERSEN LLP


St. Louis, Missouri,
April 23, 1997